UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	November 8, 2021

Alfi, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40294	30-1107078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

429 Lenox Avenue, Suite 547
Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 395-4520

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALF	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $4.57	ALFIW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2021, Alfi, Inc. (the “Company”) entered into a Letter of Understanding with CFO Financial Partners, LLC (“CFO Partners”), pursuant to which CFO Partners will provide outsourced CFO services to the Company (the “Letter of Understanding”). CFO Partners provides a broad range of accounting, tax and regulatory related services to publicly traded companies, hedge funds and high net worth individuals, and is a practice unit of RRBB Accountants and Advisors, a public accounting firm.

Under the Letter of Understanding, CFO Partners has made available to the Company the services of Louis A. Almerini, an independent contractor with CFO Partners, and the Company’s Board of Directors has thereupon appointed Mr. Almerini to serve as the Company’s interim Chief Financial Officer, effective November 8, 2021. In such capacity, Mr. Almerini will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Almerini, age 62, has been the Managing Member of Louis Almerini CPA, LLC, which provides outsourced CFO, FINOP, accounting and related consulting services to clients directly or under contract as an independent contractor with CFO Partners, since 2016. In this capacity, Mr. Almerini has served as Chief Financial Officer or Chief Compliance Officer for several registered broker-dealers, investment advisers and other companies. From 2011 to 2016, Mr. Almerini served as Managing Director, Finance at PineBridge Investments, a registered investment adviser. From 1980 to early 2011, Mr. Almerini served in various senior finance roles with Kellogg Capital Markets (Chief Financial Officer), Merrill Lynch (First Vice President), Morgan Stanley (Principal) and PwC (Manager). Mr. Almerini is a Certified Public Accountant (New York), a Registered Principal (Series 27 FINOP) with FINRA, and graduated magna cum laude from Georgetown University.

Other than the Letter of Understanding, there are no arrangements or understandings between Mr. Almerini and any other person pursuant to which Mr. Almerini was selected as an officer of the Company. Mr. Almerini has no family relationship required to be disclosed under Item 401(d) of Regulation S-K. In addition, Mr. Almerini is not a party to any current or proposed transaction with the Company requiring disclosure under Item 404(a) of Regulation S-K.

Under the Letter of Understanding, the Company will pay CFO Partners a monthly fee of $15,000, plus reimbursement of reasonable travel and other expenses. The Company’s engagement of CFO Partners may be terminated by either party at any time upon 30 business days’ prior written notice.

The Letter of Understanding is filed as Exhibit 99.1 to this Current Report on Form 8-K. A press release issued by the Company regarding Mr. Almerini’s appointment is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01	Other Information.

On November 9, 2021, the Company received a letter from the staff of the Securities and Exchange Commission (the “SEC”) indicating that the Company, its affiliates and agents may possess documents and data relevant to an ongoing investigation being conducted by the staff of the SEC and notifying the Company that such documents and data should be reasonably preserved and retained until further notice. The materials to be preserved and retained include documents and data created on or after April 1, 2018 that: (i) were created, modified or accessed by certain named former and current officers and directors of the Company or any other officer or director of the Company; or (ii) relate or refer to the condominium or the sports tournament sponsorship identified in the Company’s Current Report on Form 8-K filed on November 1, 2021, or financial reporting and disclosure controls, policies or procedures. The Company intends to cooperate fully with the SEC in this matter.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Letter of Understanding between CFO Financial Partners, LLC and Alfi, Inc., executed November 8, 2021.

Exhibit 99.2	Press release.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALFI, INC.

By:	/s/ Peter Bordes
Peter Bordes
Interim Chief Executive Officer

Date: November 15, 2021